As Filed With the Securities and Exchange Commission on January 15, 2009
                                                     Registration No. 333-144279
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    POST EFFECTIVE AMENDMENT #1 TO FORM SB-2
                                   ON FORM S-1
                             SEC FILE NO: 333-144279

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CANUSA CAPITAL CORP.
             (Exact name of registrant as specified in its charter)

         Delaware                               1000                         74-3209480
  (State or jurisdiction            (Primary Standard Industrial          (I.R.S. Employer
     of incorporation)               Classification Code Number)         Identification No.)

                                68220 Espada Road
                            Cathedral City, CA 92234
                               Tel: (760) 325-4497
   (Address and telephone number of registrant's principal executive offices)

                                  Karen Batcher
                          Batcher, Zarcone & Baker LLP
                              4252 Bonita Road #151
                                Bonita, CA 91902
                                 (619) 475-7882
                               FAX (619) 789-6262
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 463(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 463(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated files, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                       Accelerated filer [ ]
Non-accelerated filer  [ ]                        Smaller reporting company  [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                                       Proposed Maximum
                                     Amount        Proposed Maximum       Aggregate           Amount of
    Title of Each Class of           to be        Offering Price Per       Offering         Registration
 Securities to be Registered       Registered          Share(2)            Price(3)            Fee(1)
--------------------------------------------------------------------------------------------------------
    Common Stock, Shares           1,000,000            $0.025             $25,000             $0.98
========================================================================================================

(1)  Registration Fee has been paid via Fedwire.
(2)  The offering price was arbitrarily determined by Canusa Corp.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

The Registrant hereby files this Post-Effective Amendment to Form SB-2 on Form S-1 for the purpose of including the financial statements for the fiscal year ended April 30, 2008 contained in the Registrant's Annual Report on Form 10K filed with the SEC on July 23, 2008 and the Registrant's financial statement for the fiscal quarter ended July 31, 2008 filed with the SEC on September 8, 2008 and the Registrant's financial statement for the fiscal quarter ended October 31, 2008 filed with the SEC on December 15, 2008.

The Registration Statement on Form SB-2 was declared effective on July 11, 2007 and the 1,000,000 share offering was completed on November 30, 2007 for total proceeds of $25,000.

The current number of shares in the prospectus reflects shares that have been sold under the effective prospectus up to January 15, 2009 (the filing date).

                              CANUSA CAPITAL CORP.

                                   PROSPECTUS

                                1,000,000 SHARES
                         COMMON STOCK AT $.025 PER SHARE

This is the initial offering of common stock of Canusa Capital Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 1,000,000 shares of common stock at a price of $.025 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer and directors, Janet Janes and Athanasios Tsiodras will attempt to sell the shares. This Prospectus will permit our officer and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Ms. Janes and Mr. Tsiodras will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.025 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering will end on __________, 200__ (date to be inserted in a subsequent amendment).

                    Offering Price                          Proceeds to Company
                      Per Share          Commissions          Before Expenses
                      ---------          -----------          ---------------
Common Stock            $0.025          Not Applicable             $25,000

Total                   $0.025          Not Applicable             $25,000

Canusa Capital Corp. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Canusa Capital Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 11 BEFORE BUYING ANY SHARES OF CANUSA'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   PROSPECTUS

                              CANUSA CAPITAL CORP.
                                1,000,000 SHARES
                                  COMMON STOCK

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY                                                            3

RISK FACTORS                                                                  5

USE OF PROCEEDS                                                              11

DETERMINATION OF OFFERING PRICE                                              11

DILUTION                                                                     11

PLAN OF DISTRIBUTION                                                         12

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                     13

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                    14

DESCRIPTION OF BUSINESS                                                      18

FACILITIES                                                                   26

EMPLOYEES AND EMPLOYMENT AGREEMENTS                                          26

LEGAL PROCEEDINGS                                                            27

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON                     27

EXECUTIVE COMPENSATION                                                       28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWENRS AND MANAGEMENT               29

DESCRIPTION OF SECURITIES                                                    30

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                               31

LEGAL MATTERS                                                                31

EXPERTS                                                                      31

AVAILABLE INFORMATION                                                        32

FINANCIAL INFORMATION                                                        32

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE       32

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "CANUSA" REFERS TO CANUSA CAPITAL CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

CANUSA CAPITAL CORP.

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. Canusa Capital Corp. was incorporated in the State of Delaware on December 27, 2006. We intend to use the net proceeds from this offering to develop our business operations (See "Business of Company" and "Use of Proceeds"). We are en exploration stage company with no revenues or operating history. The principal executive offices are located at 68220 Espada Road, Cathedral City, CA 92234.

We received our initial funding of $7,500 through the sale of common stock to our director who purchased 1,500,000 shares of common stock at $.005 per share on December 27, 2006. From inception until the date of this filing, we have had no operating activities. Our financial statement from inception (December 27, 2006) through the year ended April 30, 2007 report no revenues and a net loss of $7,631. Our independent auditor has issued an audit opinion for Canusa Capital Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We currently own a 100% undivided interest in a mineral property, the Dap 1-4 Mineral Claims located in the State of Nevada that we call the "Dap Property." The Dap Property consists of an area of approximately 82.64 acres located in the North Paymaster Canyon Area, Esmeralda County, Nevada. Title to the Dap Property is held by Canusa Capital Corp. Our plan of operation is to conduct mineral exploration activities on the Dap Property in order to assess whether it possess deposits of minerals capable of commercial extraction.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property, or if such deposits are discovered, that we will enter into further substantial exploration programs.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

                                            THE OFFERING

The Issuer:                   Canusa Capital Corp.

Securities Being Offered:     1,000,000 shares of common stock

Price Per Share:              $0.025

Duration of Offering:         The shares are offered for a period not to exceed
                              180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds:                 $25,000

Securities Issued
 and Outstanding:             1,500,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Registration Costs:           We estimate our total offering registration costs
                              to be $5,000.

Risk Factors:                 See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                     GLOSSARY OF TECHNICAL GEOLOGICAL TERMS

The following defined technical terms are used in our prospectus:

Aeromagnetic survey             A magnetic survey conducted from the air
                                normally using a helicopter or fixed-wing aircraft to carry the detection instrument and the recorder.

Alluvial Consolidated sediments that are carried and hence deposited by a stream or river. In the southwest USA most in filled valleys often between mountain ranges were deposited with alluvium.

Andesitic to basaltic
composition                     A range of rock description using the chemical
                                make-up or mineral norms of the same.

Aphanitic                       Fine grained crystalline texture.

Blind-Basin                     A basin practically closed off by enveloping
                                rock exposures making the central portion of unconsolidated alluvial basin isolated.

Colluvium                       Loose, unconsolidated material usually derived
                                by gravitational means, such as falling from a cliff or scarp-face and often due to a sort of benign erosion such as heating and cooling in a desert environment.

Desert Wash                     Out-wash in dry (desert) or arid areas of
                                colluvium or alluvial material accumulated on the sides of valleys or basin channels by often irregular and violent water flow, i.e. flash floods.

Elongate Basin                  A longer than wide depression that could be
                                favorable to in-filling by material from adjacent eroding mountains.

Formation                       The fundamental unit of similar rock assemblages
                                used in stratigraphy.

Intermontane belt               Between mountains (ranges), a usually longer
                                than wide depression occurring between enclosing mountain ranges that supply the erosional material to infill the basin.

Lode mineral claim (Nevada)     With a maximum area contained within 1500' long
                                by 600' wide = 20.66 acres.

Nuees Ardante or Ladu           An extremely hot, gaseous, somewhat horizontally
                                ejected lava, often from near the summit that accentuates the downward flow or "glowing avalanche" because of its mobility.

Overburden or Drift Cover       Any loose material which overlies bedrock.

Plagioclase feldspar            A specific range of chemical composition of
                                common or abundant rock forming silicate minerals.

Playa The lowest part of an intermontane basin which is frequently flooded by run-off from the adjacent highlands or by local rainfall.

Plutonic, igneous or
intrusive rock                  Usually a medium to coarser grain sized
                                crystalline rock that generally is derived from a sub-surface magma and then consolidated, such as in dykes, plugs, stocks or batholiths, form smallest to largest.

Porphyritic in augite           Large prophyroblasts or crystals of a specific
pyroxene                        rock-forming mineral, i.e. augite occurring
                                within a matrix of finer grained rock-forming minerals.

Quarternary                     The youngest period of the Cenozoic era.

Snow equivalent                 Approximately 1" of precipitation (rain) = 1'
                                snow.

Syenite Coarse grained, alkalic, low in quartz intrusive rock.

Trachyte                        Fine grained or glassy equivalent of a syenite.

Volcaniclastic                  Angular to rounded particles of a wide range of
                                size within (a welded) finer grain-sized matrix of volcanic origin.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIMS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We have not yet commenced exploration on the Dap 1-4 Mineral Claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on December 27, 2006 and to date have been involved primarily in organizational activities and the acquisition of the mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if production of minerals from the claims, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete the intended exploration program on our mineral claim. We will need the funds from this offering to complete our business plan. As of April 30, 2007, we had cash in the amount of $500. We currently do not have any operations and we have no income.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. AS A RESULT, OUR ACCOUNTANT BELIEVES THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $7,631for the period from our inception on December 27, 2006 to April 30, 2007, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern. George Stewart, our independent auditor, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our auditor's comments when determining if an investment in Canusa is suitable.

BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN MINERAL EXPLORATION VENTURES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The Dap Property does not contain a known body of any commercial minerals and, therefore, any program conducted on the Dap Property would be an exploratory search of any minerals There is no certainty that any expenditures made in the exploration of the Dap Property will result in discoveries of any commercial quantities of minerals. Most exploration projects do not result in the discovery of commercially mineable mineral deposits. Problems such as unusual or unexpected formations and other conditions are common to mineral exploration activities and often result in unsuccessful exploration efforts. If the results of our exploration program do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration. Our ability to acquire additional claims will be dependent upon our possessing adequate capital resources when needed. If no funding is available, we may be forced to abandon our operations.

WE HAVE NO KNOWN MINERAL RESERVES AND IF WE CANNOT FIND ANY, WE MAY HAVE TO CEASE OPERATIONS.

We have no mineral reserves. If we do not find any commercially exploitable mineral reserves or if we cannot complete the exploration of any mineral reserves, either because we do not have the money to do so or because it is not economically feasible to do so, we may have to cease operations and you may lose your investment. Mineral exploration is highly speculative. It involves many risks and is often non-productive. Even if we are able to find mineral reserves on our property our production capability will be subject to further risks including:

     - The costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities, all of which we have not budgeted for;
     -    The availability and costs of financing;
     -    The ongoing costs of production; and
     -    Risks related to environmental compliance regulations and restraints.

The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the lack of milling facilities and processing equipment near the Dap Property, and other factors such as government regulations, including regulations relating to allowable production, the importing and exporting of minerals, and environmental protection.

Given the above noted risks, the chances of our finding and commercially exploiting reserves on our mineral properties are remote and funds expended on exploration will likely be lost.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no insurance to cover against these hazards. The payment of such liabilities may result in our inability to complete our planned exploration program and/or obtain additional financing to fund our exploration program.

AS WE UNDERTAKE EXPLORATION OF OUR MINERAL CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

     (a)  Water discharge will have to meet drinking water standards;
     (b)  Dust generation will have to be minimal or otherwise re-mediated;
     (c) Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;
     (d) An assessment of all material to be left on the surface will need to be environmentally benign;
     (e)  Ground water will have to be monitored for any potential contaminants;
     (f) The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be remediated; and
     (g) There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities.

Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If remediation costs exceed our cash reserves we may be unable to complete our exploration program and have to abandon our operations.

BECAUSE OUR SOLE OFFICER AND/OR DIRECTORS DO NOT HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our sole officer is Janet Janes. Our directors are Janet Janes and Athanasios Tsiodras. Neither Ms. Janes nor Mr. Tsiodras have any formal training as a geologist or in the technical aspects of management of a mineral exploration company. With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

THERE IS A RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves. We have a geological report detailing previous exploration in the area, and the claim has been staked per Nevada regulations. However, there is the possibility that previous work conducted was not carried out properly and our claim does not contain any reserves, resulting in any funds spent on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE DAP 1-4 CLAIMS, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until he claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.

IF ACCESS TO OUR MINERAL CLAIMS IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

It is possible that snow or rain could cause the mining roads providing access to our claims to become impassable. If the roads are impassable we would be delayed in our exploration timetable.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

Our success will be dependent on the growth of demand for ores. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

BECAUSE OUR CURRENT OFFICER AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Ms. Janet Janes, our officer and director, and Mr. Athanasios Tsiodras, our director, currently devotes approximately 5 - 6 hours per week providing management services to us. While they presently possess adequate time to attend to our interest, it is possible that the demands on them from other obligations could increase, with the result that they would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement out business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filing with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet his filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Canusa Capital Corp. or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (1,500,000 shares) will be increased by $.010 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.025 (per share) of $.015 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.010 per share, reflecting an immediate reduction in the $.025 per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $5,000 cost of this registration statement to be paid from existing cash on hand. If necessary, Ms. Janes or Mr. Tsiodras, our directors, have verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

MR. TSIODRAS, A DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN 60% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Mr. Tsiodras' share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the

1933 Securities Act. Rule 144 restricts the ability of our director to sell shares by limiting the sales of securities during any three-month period to the greater of (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                            FORWARD LOOKING STATEMENT

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be $25,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:

                                                 Planned Expenditures Over
            Category                                the Next 12 Months
            --------                                ------------------
     Phase 1 Exploration Program                          $10,000
     Phase 2 Exploration Program                          $10,000
     Legal and Accounting                                 $ 5,000
     TOTAL PROCEEDS TO COMPANY                            $25,000

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Ms. Janes or Mr. Tsiodras, our directors, have verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the share has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of April 30, 2007, the net tangible book value of our shares was -$131 or NIL per share, based upon 1,500,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $25,000, the net tangible book value of the 2,500,000 shares to be outstanding will be $24,869, or approximately $.0099 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (1,500,000 shares) will be increased by $.010 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.025 (per share) or $.015 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.010 per share, reflecting an immediate reduction in the $.025 price per share they paid for their shares. After completion of the offering, the existing shareholder will own 60% of the total number of shares then outstanding, for which he will have made an investment of $7,500 or $.005 per share. Upon completion of the offering, the purchasers of these shares offered hereby will own 40% of the total number of shares then outstanding, for which they will have made cash investment of $25,000, or $.025 per share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price Per Share                         $.025
     Net Tangible Book Value Prior to this Offering          $ NIL
     Net Tangible Book Value After Offering                  $.010
     Immediate Dilution per Share to New Investors           $.015

The following table summarizes the number and percentages of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                      Price Per   Total Number of    Percent of    Consideration
                        Share       Shares Held      Ownership         Paid
                        -----       -----------      ---------         ----

Existing Shareholder    $.005        1,500,000          60%           $ 7,500
Investors in this
Offering                $.025        1,000,000          40%           $25,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTORS

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officer and/or directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and directors, Ms. Janet Janes and Mr. Athanasios Tsiodras, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and directors will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officer and directors will not be compensated in connection with their participation by the payment of commission s or other remuneration based either directly or indirectly on transaction in securities; and

     c. Our officer and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participate in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a) (4)(iii).

Our officer and directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.025 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and will continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $25,000 has been received. At that time, the funds will be transferred to our business account for use in implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe to any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank money order made payable to Canusa Capital Corp. Subscriptions, once received by the company, are irrevocable.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is currently no public market for our common stock. There has been no public trading of our securities, and, therefore, no high and low bid pricing.

As of the date of this prospectus, Canusa Capital Corp. has one shareholder of record. We have paid no cash dividends and have no outstanding options. We have no securities authorized for issuance under equity compensation plans.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

REGULATION M

Our officer and directors, who will sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and directors, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

Our cash balance is $500 as of April 30, 2007. We believe our cash balance is sufficient to fund our limited levels of operations until July, 2007. If we experience a shortage of funds prior to funding we may utilize funds from our directors, who have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $7,500 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that stage.

Our plan of operation is to conduct mineral exploration activities on the Dap Property in order to assess whether the property contains mineral reserves capable of commercial extraction. Our exploration program is designed to explore for commercially viable deposits of silver, gold and other minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on the Dap Property.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of the exploration program on our claim consisting of geological mapping, soil sampling and rock sampling. In addition to the $20,000 we anticipate spending for Phase 1 and 2 for the exploration program as outlined below, we anticipate spending an additional $5,500 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations. Total expenditures over the next 12 months are therefore expected to be approximately $25, 500, which is the amount to be raised in this offering and our cash on hand. . If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from our directors, who have informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

We engaged James McLeod, P. Geo., to prepare a geological evaluation report on the Dap Property. Mr. McLeod's report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration in the claim areas. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims. The exploration program recommended by Mr. McLeod is as follows:

 Phase          Exploration Program                      Cost                   Status
 -----          -------------------                      ----                   ------
Phase 1     Detailed Prospecting, mapping              $10,000      Expected to be completed in Summer, 2007
            and soil geochemistry.                                  (dependent on consulting geologist's
                                                                    schedule).

Phase 2     Magnetometer and VLF electromagnetic,      $10,000      Expected to be completed in Fall, 2007
            grid controlled surveys over the areas                  (depending on the results of Phase 1,
            of interest determined by the Phase 1                   and consulting geologist's schedule).
            survey. Included in this estimated cost
            is transportation, accommodation, board,
            grid installation, two geophysical
            surveys, maps and report

Phase 3     Induced polarization survey over grid      $30,000      Expected to be completed in 2008
            controlled anomalous area of interest                   (depending on the results of Phase 2,
            outlined by Phase 1 and 2 fieldwork. Hoe                and consulting geologist's schedule.)
            or bulldozer trenching, mapping and
            sampling of bedrock anomalies. Includes
            assays, detailed maps and reports.

            TOTAL ESTIMATED COST                       $50,000

If we are successful in raising the funds from this offering, we plan to commence Phase 1 of the exploration program on the claim in the summer of 2007. We expect this phase to take 15 days to complete and an additional two months for the consulting geologist to receive the results of the assay lab and prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional consulting geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following Phase 1 of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with Phase 2 of our exploration program. The estimated cost of this program is $10,000 and will take approximately 10 days to complete and an additional two months for the consulting geologist to receive the results from the assay lab and prepare his report.

Following Phase 2 of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with Phase 3 of our exploration program if we are able to raise the funds necessary. The estimated cost of this program is $30,000 and will take approximately 2 weeks to complete and an additional two months for the consulting geologist to receive the results from the assay lab and prepare his report.

We anticipate commencing Phase 2 of our exploration program in the fall of 2007, depending if the Phase 1 program proves successful in identifying mineral deposits. Subject to financing, we anticipate commencing Phase 3 of our exploration program in the Spring, 2008, depending if Phase 2 program proves successful in identifying mineral deposits. We have a verbal agreement with James McLeod, the consulting geologist who prepared the geology report on our claim, to retain his services for our planned exploration program. We will require additional funding to proceed with Phase 3 and any subsequent work on the claim, we have no current plans on how to raise the additional funding. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work after the first two phases of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We're seeking funding from this offering to provide the capital required for the first two phases of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to use for the third phase of our exploration program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first two phases of our exploration program are successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed with phase three, and any subsequent drilling and extraction. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our directors or others.

Our directors have agreed to advance funds as needed until the offering is completed or failed and have agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the third phase of our exploration program and there are no remaining funds in the company. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Dap 1-4 mineral claims consisting of four contiguous, located mineral claims comprising a total of approximately 82.64 acres. We have not carried out any exploration work on the claims and have incurred no exploration costs.

We received our initial funding of $7,500 through the sale of common stock to Mr. Tsiodras, our director, who purchased 1,500,000 shares of our common stock at $.005 per share on December 27, 2006. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (December 27, 2006) through the year ended April 30, 2007 report no revenues and a net loss of $7,631.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

IN GENERAL

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We currently own a 100% undivided interest in a mineral property located in Esmeralda County, State of Nevada that we call the "Dap Property." We are currently conducting mineral exploration activities on the Dap Property in order to assess whether it contains any commercially exploitable mineral reserves. Currently there are no known mineral reserves on the Dap Property.

We have not earned any revenues to date. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.2 to our SB-2 registration statement.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of silver and other minerals. We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposits exist on our mineral claims, that we will discover commercially exploitable levels of mineral resources on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mineral claims possess commercially exploitable mineral deposits. If our claim does not contain any reserves all funds that we spend on exploration will be lost.

ACQUISITION OF THE DAP PROPERTY

In February, 2007, we purchased a 100% undivided interest in a mineral claim known as the Dap 1-4 Mineral Claims for a price of $7,000. The claims are staked and recorded in the name of Canusa Capital Corp. and are in good standing until September 1, 2007.

                                 [LOCATION MAP]

We engaged James McLeod, P.Geo. to prepare a geological evaluation report on the Dap Property. Mr. Mcleod is a consulting professional engineer in the Geological Section of the Association of Professional Engineers and Geoscientists of British Columbia and a Fellow of the Geological Association of Canada. Mr. McLeod attended the University of British Columbia and holds a Bachelor of Science degree in geology.

The work completed by Mr. McLeod in preparing the geological report consisted of a review of geological data from previous exploration within the region. The acquisition of this data involved the research and investigation of historical files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims.

We received the geological evaluation report on the Dap Property entitled "Review and Recommendations Dap 1-4 Mineral Claims North Paymaster Canyon, Esmeralda County, Nevada, USA" prepared by Mr. McLeod on February 22, 2007. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims. The description of the Dap Property provided below is based on Mr. McLeod's report.

DESCRIPTION OF PROPERTY

The property owned by Canusa Capital, on which the net proceeds of the offering will be spent, is the Dap 1-4 Mineral Claims which is comprised of four contiguous claims totaling 82.64 acres, located in Esmeralda County, Nevada, USA.

The Dap Property lies in the west central area of the State of Nevada southwest of the town of Tonopah and is accessible from Highway 95 by traveling south of the Town for 11 miles to the Paymaster Canyon cut-off and then traveling southwest for 6 miles to the property.

The claims were recorded with the County and the Bureau of Land Management. In August, 2007 we will be required to make a filing that discloses our intent to do field work and record it as assessment work with the BLM.

Dap Property, recorded with the Bureau of Land Management as follows:

     Name of Mineral Claim       Transaction Number       Annual Filing Due
     ---------------------       ------------------       -----------------
           Dap 1-4                    1493131             September 1, 2007

                        [MAP SHOWING THE CLAIM LOCATION]

CLIMATE AND GENERAL PHYSIOGRAPHY

The area experiences about 4" to 8" of precipitation annually of which about 20% may occur as a snow equivalent. This amount of annual precipitation reflects a climatic classification of arid to semi-arid. The summers can experience hot weather, middle 60's to 70's F (degrees) average with high spells of 100+F (degrees) while the winters are generally more severe than the dry belt to the west and can last from December through February. Temperatures experienced during mid-winter average for January of from the high 20's to the low 40's F (degrees) with low spells down to -20F (degrees).

The claim area ranges in elevation from 5,580' to 5,830' mean sea level. The physiographic setting of the property can be described as open desert in the valleys within a mosaic of rugged mountain ranges in an interior plateau setting. The area has been surfacely altered both by fluvial and wind erosion and the depositional (drift cover) effects of in-filling. Thickness of drift cover in the valleys may vary considerable. Surface water occurrences are rare, springs are sparse and subsurface aquifers are accessed by drilling wells where allowed.

The physiography of the Dap mineral claim area is low rounded to high rugged mountainous ranges that in the immediate area are arcuate in topographic shape with intervening broader valleys. Much of this area with many broad open valleys and spiney mountain ridges hosts sagebrush and other desert plants on the low hill slopes. Joshua trees and cacti, such as the prickly pear grow as far north as Goldfield. Juniper and pinion growing above 6,500' with pinion becoming more dominant at higher elevations. At elevations in the range of 7,500' along water courses can be found small groves of trembling aspen.

INFRASTRUCTURE

The town of Tonopah offers much of the necessary infrastructure required to base and carry-out an exploration program (accommodations, communications, equipment and supplies). Larger or specialized equipment can likely be acquired in the City of Las Vegas lying 209 miles by paved road (Highway 95) to the south.

Infrastructure such as highways and secondary roads, communications, accommodations and supplies that are essential to carrying-out an exploration and development program are at hand, between Tonopah, Goldfield and Las Vegas. There is not a plant or any equipment currently located on the property. It is expected that the initial exploration phase will be supported by generators. Water required for exploration and development of the claim is available.

PROPERTY HISTORY

To our knowledge, there has been no previous exploration or mining operations on the Dap Property.

The recorded mining history of the general area dates from the 1860's when prospectors passed through heading north and west. The many significant lode gold, silver and other mineral product deposits developed in the area was that of the Goldfield Camp, 1905; Coaldale Coal Field, 1913; Divide Silver Mining District, 1921 and the Candalaria silver-gold mine which operated as an underground lode gold deposit in 1922 and again in the 1990's as an open cut, cyanide heap leach operation.

REGIONAL GEOLOGY

The regional geology of Nevada is depicted as being underlain by all types of rock units. These appear to range from oldest to youngest in an east to west direction, respectively. The oldest units are found to occur in the southeast corner of the state along the Colorado River. The bedrock units exhibit a north-south fabric of alternating west-west ranges and valleys. This feature may suggest E-W compression that may have expression as low angle thrust faults on the west and east walls of Paymaster Canyon (see Figure 3a). Faulting plays a large part in many areas of Nevada and an even larger part in the emplacement of mineral occurrences and ore bodies.





                       [MAP SHOWING THE REGIONAL GEOLOGY]

LOCAL GEOLOGY

The local geology about the Paymaster Canyon, which lies approximately 15 air miles to the southwest of Tonopah, NV, reveals a N-S trending, elongate or elliptical blind-basin bounded, i.e. closed off around much of its perimeter by rock exposures.

Throughout this outcropping ring-shaped feature are abundant, scattered rock exposures of Lower - Middle Paleozoic carbonate and aphanitic to very fine grain sized sediments, as quartzite, siltstone, claystone and more abundant limestone. Some traditional metamorphic rocks are interlayered.

Jurassic and more abundant Tertiary age intrusive rocks dominate the northern end of the canyon ring while older Lower Paleozoic sedimentary and lesser metamorphic equivalents are more abundant in the southern part of the Paymaster basin.

PROPERTY GEOLOGY AND MINERALIZATION

The geology of the Dap Property area may be described as being covered by Quaternary desert wash, collovium, alluvium and playa deposits and some Lower Paleozoic limestone. This young covered basin within a larger surrounding area of rock exposure and known mineral occurrences exhibiting a good geological setting and an excellent target area in which to conduce mineral exploration.

Thrust faulting is abundant within the periphery rock exposures at the north-end of the Paymaster Canyon with younger Ordovician limestone and shale units lying on the older Lower Cambrian sedimentary rock units. The oldest meta-sedimentary units can be overlain by granitic rocks of Jurassic age or Tertiary age volcanic rock on andesite to rhyolite composition.

The outcrops partially surrounding or flanking the alluvial covered valley underlying the mineral claim area suggests mineral occurrences or structurally prepared bedrock could be sought after in those areas.

By far the largest production in the County comes from the vein-type of gold and silver occurrences in quartz fissures in either pre-Tertiary volcanic or Tertiary volcanic host rocks.

CONCLUSIONS OF GEOLOGICAL REPORT

The geological evaluation report we obtained on the Dap Property states the property is favorably located for the possible discovery of a large, probably low grade mineral deposit of base and/or precious metals or other mineral of soft economic consideration that have open pit and/or underground mining potential. If such a deposit exists, it may occur under the drift or overburden covered areas of the Dap 1-4 mineral claims.

RECOMMENDATIONS OF GEOLOGICAL REPORT AND THE GEOLOGICAL EXPLORATION PROGRAM

In his geological report, Mr. McLeod, recommended that a three phase continuing exploration program be undertaken on the property. The three phase program consists of the following:

 Phase          Exploration Program                      Cost                   Status
 -----          -------------------                      ----                   ------
Phase 1     Detailed Prospecting, mapping              $10,000      Expected to be completed in Summer, 2007
            and soil geochemistry.                                  (dependent on consulting geologist's
                                                                    schedule).

                                       24

Phase 2     Magnetometer and VLF electromagnetic,      $10,000      Expected to be completed in Fall, 2007
            grid controlled surveys over the areas                  (depending on the results of Phase 1,
            of interest determined by the Phase 1                   and consulting geologist's schedule).
            survey. Included in this estimated cost
            is transportation, accommodation, board,
            grid installation, two geophysical
            surveys, maps and report

Phase 3     Induced polarization survey over grid      $30,000      Expected to be completed in 2008
            controlled anomalous area of interest                   (depending on the results of Phase 2,
            outlined by Phase 1 and 2 fieldwork. Hoe                and consulting geologist's schedule.)
            or bulldozer trenching, mapping and
            sampling of bedrock anomalies. Includes
            assays, detailed maps and reports.

            TOTAL ESTIMATED COST                       $50,000

COMPETITION

We are an explorations stage company. We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in the U.S. and around the world for the sale of gold, silver and other minerals. Therefore, we will likely be able to sell any gold, silver or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers or products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

 We compete with other mineral resource exploration and development companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration and development companies with whom we compete have greater financial and technical resources than us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees other than our officer and directors as of the date of this prospectus. Ms. Janes, an officer and director, and Mr. Tsiodras, a director, currently devote approximately 5 - 6 hours per week to company matters and after receiving funding, they plan to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employees. We conduct our business largely through consultants.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in the state of Nevada specifically. We will also be subject to the regulations of the Bureau of Land Management, Department of the Interior.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our product or services.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                   FACILITIES

We currently do not own any physical property or own any real property. We purchased the Dap Property at a cost of $7,000. Title to the Dap Property is held by Canusa Capital Corp.

We currently utilize space provided to us on a rent free basis from our officer and director, Janet Janes at 68220 Espada Road, Cathedral City, CA 92234. Management believes the current premises are sufficient for its needs at this time.

                       EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees other than our officer and directors as of the date of this prospectus. Ms. Janes, an officer and director, and Mr. Tsiodras, a director, currently devote approximately 5 - 6 hours per week to company matters and after receiving funding, they plan to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employees. We conduct our business largely through consultants.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

            DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive
    Officer and Directors               Age                   Position
    ---------------------               ---                   --------

Janet Janes                             50       President, Secretary, Treasurer
68220 Espada Road                                and Director
Cathedral City, CA 92234

Athanasios Tsiodras                     29       Director
Korinthou 46
21200 Argos, Argolidos
Greece

The foregoing persons are promoters of Canusa Capital Corp., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Neither Ms. Janes nor Mr. Tsiodras have any formal training as a geologist or in the technical or managerial aspects of management of a mineral exploration company. Their prior business experiences have not been in the mineral exploration industry. Accordingly, we will have to rely on the technical services of others to advise us on the managerial aspects specifically associated with a mineral exploration company. We do not have any employees who have professional training or experience in the mining industry. We rely on independent geological consultants to make recommendations to us on work programs on our property, to hire appropriately skilled persons on a contract basis to complete work programs and to supervise, review, and report on such programs to us.

TERM OF OFFICE

Members of our Board of Directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Delaware Revised Statutes. Our officers are appointed by our Board of Directors and hold office until removed by the Board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our officer and directors. Ms. Janes and Mr. Tsiodras currently devote approximately 5 - 6 hours per week to company matters. After receiving funding per our business plan Ms. Janes and Mr. Tsiodras intend to devote as much time as the board of directors deem necessary to mange the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with he purchase or sale of any securities.

No executive officer or director or the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place. We have a verbal arrangement with the consulting geologist currently conducting the exploratory work on the Dap Property. We pay the consulting geologist the usual and customary rates received by geologists performing similar consulting services.

RESUMES

JANET JANES serves as Secretary, Treasurer of Canusa Capital Corp. since April, 2007 and President and Director since June, 2007 to current. From 1999 to 2007, Ms. Janes owns and operates Janet E. Janes Bookkeeping Services located in Cathedral City, CA. She contracts bookkeeping services to various businesses including retail, financial, medical and transportation companies From 1993 to 1999, Ms. Janes owned and operated Janet E. Janes Bookkeeping Services in Nanaimo, British Columbia.

ATHANASIOS TSIODRAS served as president of Canusa Capital Corp. since inception until June, 2007 and serves as director since inception December, 2006 to current. From 1998 to 2007, Mr. Tsiodras is the proprietor and operates Argos Tours, a travel agency located in Argos, Argolidos, Greece. Mr. Tsiodras is responsible for all managerial duties associated with the travel industry specializing in cruises and group tours in Greece and worldwide. From 1997 to 1998, he worked as a travel agent at Argos Tours. From 1995 to 1997, Mr. Tsiodras majored in English at College Platon.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Our current officer is Janet Janes. The current Board of Directors is comprised of Janet Janes and Athanasios Tsiodras.

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through to April 30, 2007, our most recently completed fiscal quarter:

                                          Annual Compensation                 Long Term Compensation
                                   ---------------------------------    ---------------------------------
                                                                        Restricted
                                                        Other Annual      Stock     Options/*    LTIP         All Other
Name           Title        Year   Salary($)   Bonus    Compensation     Awarded     SARs(#)   payouts($)   Compensation
----           -----        ----   ---------   -----    ------------     -------     -------   ----------   ------------
Janet Jane   President,     2007     $0         $0           $0            $0         $0          $0             $0
             Secretary,
             Treasurer,
             and Director

Athanasios   Director       2007     $0         $0           $0            $0         $0          $0             $0
Tsiodras                    2006     $0         $0           $0            $0         $0          $0             $0

There are no current employment agreements between the company and its officer or directors.

On December 27, 2006, a total of 1,500,000 shares of common stock were issued to Mr. Tsiodras in exchange for cash in the amount of $7,500 or $.005 per share. The terms of this stock issuance was as fair to the company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party.

Ms. Janes and Mr. Tsiodras currently devote approximately 5 - 6 hours per week to manage the affairs of the company. They have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ms. Janes and Mr. Tsiodras will not be paid for any underwriting services that they perform on our behalf with respect to this offering. They will also not receive any interest on any funds that they may advance to us for expenses incurred prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On December 27, 2006, a total of 1,500,000 shares of Common Stock was issued to Mr. Tsiodras in exchange for $7,500, or $.0.005 per share. All of such shares are "restricted" securities, as that term is defined by the Securities act of 1933, as amended, and are held by a director of the Company. (See "Principal Stockholders".)

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 29, 2007 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                                                                   Amount and Nature      Percentage of
                                                                     of Beneficial           Common
Title of Class         Name and Address of Beneficial Owner            Ownership             Stock(1)
--------------         ------------------------------------            ---------             --------
Common Stock           Athanasios Tsiodras, Director                   1,500,000
                       Korinthou 46                                     Direct                 100%
                       21200 Argos
                       Argolidos
                       Greece

Common Stock           Officer and Directors as a Group                1,500,000               100%

HOLDERS OF MORE THAN 5% OF OUR COMMON STOCK

Common Stock           Athanasios Tsiodras, Director                   1,500,000
                       Korinthou 46                                     Direct                 100%
                       21200 Argos
                       Argolidos
                       Greece

----------
(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 29, 2007. As of June 29, 2007, there were 1,500,000 shares of our common stock issued and outstanding.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share. As of June 29, 2007, there were 1,500,000 shares of our common stock of our common stock issued and outstanding that was held of record by one (1) registered stockholder.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 60% of the outstanding shares. (See "Principal Stockholders").

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

                                     EXPERTS

Karen Batcher, of the law firm of Batcher, Zarcone and Baker LLP, 4252 Bonita Road #151, Bonita, CA 91902, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. Ms. Batcher's consent is attached to this prospectus as an exhibit.

George Stewart, CPA, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. George Stewart has presented its report with respect to our audited financial statements. The report of George Stewart is included in reliance upon their authority as experts in accounting and auditing, and his consent is attached to this prospectus as an exhibit.

James McLeod, P. Geo., is our consulting geologist. Mr. McLeod is a consulting professional geologist in the Geological Section and is a member in good standing of the Association of Professional Engineers and Geoscientists in British Columbia, Canada and a Fellow of the Geological Association of Canada. Mr. McLeod's consent is attached to this prospectus as an exhibit.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of Canusa Capital Corp. for the years ended April 30, 2008 and 2007, and related notes, included in this prospectus have been audited by George Stewart, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

The reviewed financial statements of Canusa Capital for the periods ended July 31, 2008 and October 31, 2008, and related notes, prepared by the company are also included in this prospectus.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

                              CANUSA CAPITAL, CORP.

                                      INDEX


Report of Independent Registered Public Accounting Firm                      F-2

Financial Statements:

     Balance Sheet - April 30, 2007                                          F-3

     Statement of Operations - December 27, 2006 through April 30, 2007      F-4

     Statement of Stockholders' Equity - December 27, 2006 through
     April 30, 2007                                                          F-5

     Statement of Cash Flows - December 27, 2006 through April 30, 2007      F-6

Notes to Financial Statements                                                F-7

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Canusa Capital, Corp.

I have audited the accompanying balance sheet of Canusa Capital, Corp. (A Development Stage Company) as of April 30, 2007, and the related statement of operations, stockholders' equity and cash flows for the year from December 27, 2006 (inception), to April 30, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canusa Capital, Corp., (A Development Stage Company) as of April 30, 2007, and the results of its operations and cash flows from December 27, 2006 (inception), to April 30, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 4 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ George Stewart, CPA
------------------------------
Cathedral City, CA
June 13, 2007

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------

                                                                         As of
                                                                       April 30,
                                                                         2007
                                                                       --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $    500
                                                                       --------
TOTAL CURRENT ASSETS                                                        500

OTHER ASSETS                                                                 --
                                                                       --------
TOTAL OTHER ASSETS                                                           --
                                                                       --------

      TOTAL ASSETS                                                     $    500
                                                                       ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan from Director                                                   $    631
                                                                       --------
TOTAL CURRENT LIABILITIES                                                   631

TOTAL LIABILITIES                                                           631

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 100,000,000 shares
   authorized; 1,500,000 shares issued and outstanding
   as of April 30, 2007                                                   1,500
  Additional paid-in capital                                              6,000
  Deficit accumulated during Development stage                           (7,631)
                                                                       --------
TOTAL STOCKHOLDERS' EQUITY                                                 (131)
                                                                       --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $    500
                                                                       ========

                       See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                   Dec 27, 2006
                                                                    (inception)
                                                                      through
                                                                     April 30,
                                                                       2007
                                                                    -----------
REVENUES
  Revenues                                                          $        --
                                                                    -----------
TOTAL REVENUES                                                               --

GENERAL & ADMINISTRATIVE EXPENSES                                         7,631
                                                                    -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                  (7,631)
                                                                    -----------

NET INCOME (LOSS)                                                   $    (7,631)
                                                                    ===========

BASIC EARNINGS PER SHARE                                            $     (0.01)
                                                                    ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                            1,500,000
                                                                    ===========


                       See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
            From December 27, 2006 (Inception) through April 30, 2007
--------------------------------------------------------------------------------

                                                                                Deficit
                                                                              Accumulated
                                                   Common        Additional   Development
                                    Common         Stock          Paid-in       During
                                    Stock          Amount         Capital        Stage         Total
                                    -----          ------         -------        -----         -----
BALANCE, DECEMBER 27, 2006               --       $     --       $     --      $     --       $     --

Stock issued for cash on
 December 27, 2006 @ $0.005
 per share                        1,500,000          1,500          6,000            --          7,500

Net loss,  April 30, 2007                                                        (7,631)        (7,631)
                                 ----------       --------       --------      --------       --------

BALANCE, APRIL 30, 2007           1,500,000       $  1,500       $  6,000      $ (7,631)      $   (131)
                                 ==========       ========       ========      ========       ========


                       See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                    Dec 27, 2006
                                                                     (inception)
                                                                       through
                                                                      April 30,
                                                                        2007
                                                                      --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                   $ (7,631)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:                             631
                                                                      --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           (7,000)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                               1,500
  Additional paid-in capital                                             6,000
                                                                      --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            7,500
                                                                      --------

NET INCREASE (DECREASE) IN CASH                                            500

CASH AT BEGINNING OF PERIOD                                                 --
                                                                      --------

CASH AT END OF YEAR                                                   $    500
                                                                      ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                            $     --
                                                                      ========
  Income Taxes                                                        $     --
                                                                      ========

                       See Notes to Financial Statements

                              CANUSA CAPITAL CORP.
                          (AN EXPLORTION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2007


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Canusa Capital Corp. (the Company) was incorporated on December 27, 2006 under the laws of the State of Delaware. The Company is beneficial owner of Dap 1-4 Mineral Claims, North Paymaster Canyon Area, Esmeralda County, Nevada, USA. The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. Upon the location of commercially mineable reserves, the Company plans to prepare for mineral extraction and enter the development stage.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial Statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

PRO FORMA COMPENSATION EXPENSE

No stock options have been issued by Canusa Capital Corp. Accordingly, no pro forma compensation expense is reported in these financial statements.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that

                              CANUSA CAPITAL CORP.
                          (AN EXPLORTION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2007


increase the property's  useful life are capitalized.  Property sold or retired,
together  with  the  related  accumulated   depreciation  is  removed  from  the
appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other that temporary in nature.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

NOTE 3 - PROVISION FOR INCOME TAXES

The provision for income taxes for the period ended April 30, 2007 represents the minimum state income tax expense of the Company, which is not considered significant.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

                              CANUSA CAPITAL CORP.
                          (AN EXPLORTION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2007


NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes--An Interpretation of FASB Statement No. 109" (FIN
48). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements. FIN 48 requires companies to determine whether it is "more likely than not" that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. It also provides guidance on the recognition, measurement and classification of income tax uncertainties, along with any related interest and penalties. FIN 48 will also require significant additional disclosures. This Interpretation will be effective for fiscal years beginning after December 15, 2006. We will implement this Interpretation in the first quarter of 2007 on a prospective basis. We are currently evaluating the potential impact this Interpretation will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS
157), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by us beginning in the first quarter of 2008. We are currently evaluating the potential impact this standard may have on our financial position and results of operations, but do not believe the impact of the adoption will be material.

In September 2006, the SEC staff issued Staff Accounting Bulletin (SAB) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying
Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 was issued in order to eliminate the diversity of practice in how public companies quantify misstatements of financial statements, including misstatements that were not material to prior years' financial statements. We will initially apply the provisions of SAB 108 in connection with the preparation of our annual financial statements for the year ending December 31, 2006. We have evaluated the potential impact SAB 108 may have on our financial position and results of operations and do not believe the impact of the application of this guidance will be material.

                              CANUSA CAPITAL CORP.
                          (AN EXPLORTION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2007


NOTE 6 - GOING CONCERN

Future issuances of the company's equity or debt securities will be required in order for the company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $7,631 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

Athanasios Tsiodras, President and Janet Janes Secretary/Treasurer of the Company may, in the future, become involved in other business opportunities as they become available, thus they may face a conflict in selecting between the Company and their other business opportunities. The company has not formulated a policy for the resolution of such conflicts.

Athanasios Tsiodras, President and Janet Janes Secretary/Treasurer of the Company, will not be paid for any underwriting services that they perform on behalf of the Company with respect to the Company's upcoming SB-2 offering. They will also not receive any interest on any funds that they advance to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

While the company is seeking additional capital, Mr. Tsiodras has advanced funds to the company to pay for any costs incurred by it. These funds are interest free. The balance due Mr. Tsiodras was $631 on April 30, 2007.

                              CANUSA CAPITAL CORP.
                          (AN EXPLORTION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2007


NOTE 8 - STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On December 27, 2006 the Company issued a total of 1,500,000 shares of common stock to one director for cash in the amount of $0.005 per share for a total of $7,500.

As of April 30, 2007 the Company had 1,500,000 shares of common stock issued and outstanding.

NOTE 9 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of April 30, 2007:

Common stock, $0.001 par value: 100,000,000 shares authorized; 1,500,000 shares issued and outstanding.

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Canusa Capital, Corp.

I have audited the accompanying balance sheets of Canusa Capital, Corp. (An Exploration Stage Company) as of April 30, 2008 and 2007, and the related statement of operations, stockholders' equity and cash flows for the years then ended and from December 27, 2006 (inception), to April 30, 2008. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canusa Capital, Corp., (An Exploration Stage Company) as of April 30, 2008 and 2007, and the results of its operations and cash flows for the years then ended and from December 27, 2006 (inception), to April 30, 2008 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 6 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart, CPA
---------------------------------
Seattle, Washington
July 11, 2008

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------

                                                                           April 30,          April 30,
                                                                             2008               2007
                                                                           --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                     $ 16,337           $    500
  Savings                                                                        19
                                                                           --------           --------
TOTAL CURRENT ASSETS                                                         16,356                500

OTHER ASSETS                                                                     --                 --
                                                                           --------           --------
TOTAL OTHER ASSETS                                                               --                 --
                                                                           --------           --------

      TOTAL ASSETS                                                         $ 16,356           $    500
                                                                           ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan from Director                                                       $  8,731           $    631
                                                                           --------           --------
TOTAL CURRENT LIABILITIES                                                     8,731                631

      TOTAL LIABILITIES                                                       8,731                631

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 100,000,000 shares authorized;
   2,500,000 and 1,500,000 shares issued and outstanding
   as of January 31, 2008 and April 30, 2007 respectively                     2,500              1,500
  Additional paid-in capital                                                 30,000              6,000
  Deficit accumulated during Development stage                              (24,875)            (7,631)
                                                                           --------           --------
TOTAL STOCKHOLDERS' EQUITY                                                    7,625               (131)
                                                                           --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                             $ 16,356           $    500
                                                                           ========           ========


                       See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                                       December 27, 2006
                                                                                          (inception)
                                                 Year Ended           Year Ended            through
                                                  April 30,            April 30,            April 30,
                                                    2008                 2007                 2008
                                                 ----------           ----------           ----------
REVENUES
   Revenues                                      $       --           $       --           $       --
                                                 ----------           ----------           ----------
TOTAL REVENUES                                           --                   --

GENERAL & ADMINISTRATIVE EXPENSES                    17,244                7,631               24,875
                                                 ----------           ----------           ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES             (17,244)              (7,631)             (24,875)
                                                 ----------           ----------           ----------

NET INCOME (LOSS)                                $  (17,244)          $   (7,631)          $  (24,875)
                                                 ==========           ==========           ==========

BASIC EARNINGS PER SHARE                         $    (0.01)          $    (0.01)
                                                 ==========           ==========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                       1,960,492            1,500,000
                                                 ==========           ==========


                       See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
            From December 27, 2006 (Inception) through April 30, 2008
--------------------------------------------------------------------------------

                                                                                Deficit
                                                                              Accumulated
                                                   Common        Additional   Development
                                    Common         Stock          Paid-in       During
                                    Stock          Amount         Capital        Stage          Total
                                    -----          ------         -------        -----          -----
BALANCE, DECEMBER 27, 2006               --       $    --       $     --      $      --       $     --

Stock issued for cash on
 December 27, 2006 @ $0.005
 per share                        1,500,000         1,500          6,000             --          7,500

Net loss,  April 30, 2007                                                        (7,631)        (7,631)
                                 ----------       -------       --------      ---------       --------

BALANCE, APRIL 30, 2007           1,500,000       $ 1,500       $  6,000      $  (7,631)      $   (131)
                                 ==========       =======       ========      =========       ========
Stock issued for cash
 on Oct 10, 2007 @$0.025             80,000            80          1,920                         2,000
Stock issued for cash
 on Oct 19, 2007 @$0.025             80,000            80          1,920                         2,000
Stock issued for cash
 on Oct 22, 2007 @$0.025             80,000            80          1,920                         2,000
Stock issued for cash
 on Oct 24, 2007 @$0.025             60,000            60          1,440                         1,500
Stock issued for cash
 on Oct 26, 2007 @$0.025             40,000            40            960                         1,000
Stock issued for cash
 on Oct 31, 2007 @$0.025             40,000            40            960                         1,000
Stock issued for cash
 on Nov 1, 2007 @$0.025              80,000            80          1,920                         2,000
Stock issued for cash
 on Dec. 4, 2007 @$0.025            540,000           540         12,960                        13,500

Net loss, April 30, 2008                                                        (17,244)       (17,244)
                                 ----------       -------       --------      ---------       --------

BALANCE, APRIL 30, 2008           2,500,000       $ 2,500       $ 30,000      $ (24,875)      $  7,625
                                 ==========       =======       ========      =========       ========


                       See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                                  December 27, 2006
                                                                                                     (inception)
                                                                  Year Ended        Year Ended         through
                                                                   April 30,         April 30,        April 30,
                                                                     2008              2007             2008
                                                                   --------          --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                $(17,244)         $ (7,631)        $(24,875)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
     Increase (Decrease) in Loans from Director                    $  8,100          $    631         $  8,731
                                                                   --------          --------         --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES        (9,144)           (7,000)         (16,144)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES            --                --               --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                            1,000             1,500            2,500
  Additional paid-in capital                                         24,000             6,000           30,000
                                                                   --------          --------         --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        25,000             7,500           32,500
                                                                   --------          --------         --------

NET INCREASE (DECREASE) IN CASH                                      15,856               500           16,356

CASH AT BEGINNING OF PERIOD                                             500                --               --
                                                                   --------          --------         --------

CASH AT END OF YEAR                                                $ 16,356          $    500         $ 16,356
                                                                   ========          ========         ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                         $     --          $     --         $     --
                                                                   ========          ========         ========

  Income Taxes                                                     $     --          $     --         $     --
                                                                   ========          ========         ========


                       See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                             April 30, 2008 and 2007


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Canusa Capital Corp. (the Company) was incorporated on December 27, 2006 under the laws of the State of Delaware. The Company is beneficial owner of Dap 1-4 Mineral Claims, North Paymaster Canyon Area, Esmeralda County, Nevada, USA. The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. Upon the location of commercially mineable reserves, the Company plans to prepare for mineral extraction and enter the development stage.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial Statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

PRO FORMA COMPENSATION EXPENSE

No stock options have been issued by Canusa Capital Corp. Accordingly, no pro forma compensation expense is reported in these financial statements.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                             April 30, 2008 and 2007


increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other that temporary in nature.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

NOTE 3 - PROVISION FOR INCOME TAXES

The provision for income taxes for the period ended April 30, 2008 represents the minimum state income tax expense of the Company, which is not considered significant.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                             April 30, 2008 and 2007


NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes--An Interpretation of FASB Statement No. 109" (FIN
48). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements. FIN 48 requires companies to determine whether it is "more likely than not" that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. It also provides guidance on the recognition, measurement and classification of income tax uncertainties, along with any related interest and penalties. FIN 48 will also require significant additional disclosures. This Interpretation will be effective for fiscal years beginning after December 15, 2006. We will implement this Interpretation in the first quarter of 2007 on a prospective basis. We are currently evaluating the potential impact this Interpretation will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS
157), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by us beginning in the first quarter of 2008. We are currently evaluating the potential impact this standard may have on our financial position and results of operations, but do not believe the impact of the adoption will be material.

In September 2006, the SEC staff issued Staff Accounting Bulletin (SAB) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 was issued in order to eliminate the diversity of practice in how public companies quantify misstatements of financial statements, including misstatements that were not material to prior years' financial statements. We will initially apply the provisions of SAB 108 in connection with the preparation of our annual financial statements for the year ending December 31, 2006. We have evaluated the potential impact SAB 108 may have on our financial position and results of operations and do not believe the impact of the application of this guidance will be material.

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                             April 30, 2008 and 2007


NOTE 6 - GOING CONCERN

Future issuances of the company's equity or debt securities will be required in order for the company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $ 24,875 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

Athanasios Tsiodras, Director and Janet Janes, President of the Company may, in the future, become involved in other business opportunities as they become available, thus they may face a conflict in selecting between the Company and their other business opportunities. The company has not formulated a policy for the resolution of such conflicts.

While the company is seeking additional capital, Mr. Tsiodras has advanced funds to the company to pay for any costs incurred by it. These funds are interest free. The balance due Mr. Tsiodras was $ 8,731 on April 30, 2008.

NOTE 8 - STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                             April 30, 2008 and 2007


On December 27, 2006 the Company issued a total of 1,500,000 shares of common stock to one director for cash in the amount of $0.005 per share for a total of $7,500.

Beginning October 10, 2007 the Company began receiving proceeds from a "best efforts", all or none offering. The company was not able to spend any of the proceeds unless all the shares were sold and all proceeds were received. The closing date for the offering was November 30, 2007. The final funds deposit was December 4, 2007. As of January 31, 2008 1,000,000 shares of common stock were sold for cash in the amount of $0.025 per share for a total of $ 25,000.

As of April 30, 2008 the Company had 2,500,000 shares of common stock issued and outstanding.

NOTE 9 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of April 30, 2008:

Common stock, $0.001 par value: 100,000,000 shares authorized; 2,500,000 shares issued and outstanding.

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------

                                                                           July 31,           April 30,
                                                                             2008               2008
                                                                           --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                     $ 12,564           $ 16,337
  Savings                                                                         4                 19
                                                                           --------           --------
TOTAL CURRENT ASSETS                                                         12,568             16,356

OTHER ASSETS                                                                     --                 --
                                                                           --------           --------
TOTAL OTHER ASSETS                                                               --                 --
                                                                           --------           --------

      TOTAL ASSETS                                                         $ 12,568           $ 16,356
                                                                           ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan from Director                                                       $  8,731           $  8,731
                                                                           --------           --------
TOTAL CURRENT LIABILITIES                                                     8,731              8,731

TOTAL LIABILITIES                                                             8,731              8,731

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 100,000,000 shares authorized;
   2,500,000 and 1,500,000 shares issued and outstanding
   as of July 31, 2008 and April 30, 2008 respectively                        2,500              2,500
  Additional paid-in capital                                                 30,000             30,000
  Deficit accumulated during Development stage                              (28,663)           (24,875)
                                                                           --------           --------
TOTAL STOCKHOLDERS' EQUITY                                                    3,837              7,625
                                                                           --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                             $ 12,568           $ 16,356
                                                                           ========           ========


                       See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                                        December 27, 2006
                                                Three Months         Three Months          (inception)
                                                   Ended                Ended               through
                                                  July 31,             July 31,             July 31,
                                                    2008                 2007                 2008
                                                 ----------           ----------           ----------
REVENUES
  Revenues                                       $       --           $       --           $       --
                                                 ----------           ----------           ----------
TOTAL REVENUES                                           --                   --

GENERAL & ADMINISTRATIVE EXPENSES                     3,787                6,069               28,663
                                                 ----------           ----------           ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES              (3,787)              (6,069)             (28,663)
                                                 ----------           ----------           ----------

NET INCOME (LOSS)                                $   (3,787)          $   (6,069)          $  (28,663)
                                                 ==========           ==========           ==========

BASIC EARNINGS PER SHARE                         $    (0.00)          $    (0.00)
                                                 ==========           ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                        2,500,000            1,500,000
                                                 ==========           ==========


                       See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
            From December 27, 2006 (Inception) through July 31, 2008
--------------------------------------------------------------------------------

                                                                                Deficit
                                                                              Accumulated
                                                   Common        Additional     During
                                    Common         Stock          Paid-in     Development
                                    Stock          Amount         Capital        Stage          Total
                                    -----          ------         -------        -----          -----
BALANCE, DECEMBER 27, 2006               --       $    --       $     --      $      --       $     --

Stock issued for cash on
 December 27, 2006 @ $0.005
 per share                        1,500,000         1,500          6,000             --          7,500

Net loss,  April 30, 2007                                                        (7,631)        (7,631)
                                 ----------       -------       --------      ---------       --------

BALANCE, APRIL 30, 2007           1,500,000       $ 1,500       $  6,000      $  (7,631)      $   (131)
                                 ==========       =======       ========      =========       ========
Stock issued for cash
 on Oct 10, 2007 @$0.025             80,000            80          1,920                         2,000
Stock issued for cash
 on Oct 19, 2007 @$0.025             80,000            80          1,920                         2,000
Stock issued for cash
 on Oct 22, 2007 @$0.025             80,000            80          1,920                         2,000
Stock issued for cash
 on Oct 24, 2007 @$0.025             60,000            60          1,440                         1,500
Stock issued for cash
 on Oct 26, 2007 @$0.025             40,000            40            960                         1,000
Stock issued for cash
 on Oct 31, 2007 @$0.025             40,000            40            960                         1,000
Stock issued for cash
 on Nov 1, 2007 @$0.025              80,000            80          1,920                         2,000
Stock issued for cash
 on Dec. 4, 2007 @$0.025            540,000           540         12,960                        13,500

Net loss, April 30, 2008                                                        (17,244)       (17,244)
                                 ----------       -------       --------      ---------       --------

BALANCE, APRIL 30, 2008           2,500,000         2,500         30,000        (24,875)         7,625
                                 ==========       =======       ========      =========       ========

Net loss, July 31, 2008                                                          (3,788)        (3,788)
                                 ----------       -------       --------      ---------       --------

BALANCE, JULY 31, 2008            2,500,000       $ 2,500       $ 30,000      $ (28,663)      $  3,837
                                 ==========       =======       ========      =========       ========


                       See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                                    December 27, 2006
                                                                Three Months       Three Months        (inception)
                                                                   Ended              Ended             through
                                                                  July 31,           July 31,           July 31,
                                                                    2008               2007               2008
                                                                  --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $ (3,787)          $ (6,069)          $(28,663)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:                          (1)                --                 --

  Changes in operating assets and liabilities:
    Increase (Decrease) in Loans from Director                    $     --           $  6,000           $  8,731
                                                                  --------           --------           --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES       (3,788)               (69)           (19,932)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES           --                 --                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                              --                 --              2,500
  Additional paid-in capital                                            --                 --             30,000
                                                                  --------           --------           --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES           --                 --             32,500
                                                                  --------           --------           --------

NET INCREASE (DECREASE) IN CASH                                     (3,788)               (69)            12,568

CASH AT BEGINNING OF PERIOD                                         16,356                500                 --
                                                                  --------           --------           --------

CASH AT END OF YEAR                                               $ 12,568           $    431           $ 12,568
                                                                  ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                        $     --           $     --           $     --
                                                                  ========           ========           ========

  Income Taxes                                                    $     --           $     --           $     --
                                                                  ========           ========           ========


                       See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2008


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Canusa Capital Corp. (the Company) was incorporated on December 27, 2006 under the laws of the State of Delaware. The Company is beneficial owner of Dap 1-4 Mineral Claims, North Paymaster Canyon Area, Esmeralda County, Nevada, USA. The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. Upon the location of commercially mineable reserves, the Company plans to prepare for mineral extraction and enter the development stage.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial Statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

PRO FORMA COMPENSATION EXPENSE

No stock options have been issued by Canusa Capital Corp. Accordingly, no pro forma compensation expense is reported in these financial statements.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2008


increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other that temporary in nature.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

NOTE 3 - PROVISION FOR INCOME TAXES

The provision for income taxes for the period ended July 31, 2008 represents the minimum state income tax expense of the Company, which is not considered significant.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2008


NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes--An Interpretation of FASB Statement No. 109" (FIN
48). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements. FIN 48 requires companies to determine whether it is "more likely than not" that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. It also provides guidance on the recognition, measurement and classification of income tax uncertainties, along with any related interest and penalties. FIN 48 will also require significant additional disclosures. This Interpretation will be effective for fiscal years beginning after December 15, 2006. We will implement this Interpretation in the first quarter of 2007 on a prospective basis. We are currently evaluating the potential impact this Interpretation will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS
157), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by us beginning in the first quarter of 2008. We are currently evaluating the potential impact this standard may have on our financial position and results of operations, but do not believe the impact of the adoption will be material.

In September 2006, the SEC staff issued Staff Accounting Bulletin (SAB) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 was issued in order to eliminate the diversity of practice in how public companies quantify misstatements of financial statements, including misstatements that were not material to prior years' financial statements. We will initially apply the provisions of SAB 108 in connection with the preparation of our annual financial statements for the year ending December 31, 2006. We have evaluated the potential impact SAB 108 may have on our financial position and results of operations and do not believe the impact of the application of this guidance will be material.

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2008


NOTE 6 - GOING CONCERN

Future issuances of the company's equity or debt securities will be required in order for the company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $ 28,663 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

Athanasios Tsiodras, Director and Janet Janes, President of the Company may, in the future, become involved in other business opportunities as they become available, thus they may face a conflict in selecting between the Company and their other business opportunities. The company has not formulated a policy for the resolution of such conflicts.

While the company is seeking additional capital, Mr. Tsiodras has advanced funds to the company to pay for any costs incurred by it. These funds are interest free. The balance due Mr. Tsiodras was $ 8,731 on July 31, 2008.

NOTE 8 - STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On December 27, 2006 the Company issued a total of 1,500,000 shares of common stock to one director for cash in the amount of $0.005 per share for a total of $7,500.

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2008


On January 31, 2008, the Company issued a total of 1,000,000 shares of common stock for cash in the amount of $0.025 per share for a total of $ 25,000.

As of July 31, 2008 the Company had 2,500,000 shares of common stock issued and outstanding.

NOTE 9 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of July 31, 2008:

Common stock, $0.001 par value: 100,000,000 shares authorized; 2,500,000 shares issued and outstanding.

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                          October 31,         April 30,
                                                                             2008               2008
                                                                           --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                     $  5,732           $ 16,337
  Savings                                                                         4                 19
                                                                           --------           --------
TOTAL CURRENT ASSETS                                                          5,736             16,356

OTHER ASSETS                                                                     --                 --
                                                                           --------           --------
TOTAL OTHER ASSETS                                                               --                 --
                                                                           --------           --------

      TOTAL ASSETS                                                         $  5,736           $ 16,356
                                                                           ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan from Director                                                       $  8,731           $  8,731
                                                                           --------           --------
TOTAL CURRENT LIABILITIES                                                     8,731              8,731

      TOTAL LIABILITIES                                                       8,731              8,731

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 100,000,000 shares authorized;
   2,500,000 and 1,500,000 shares issued and outstanding
   as of Oct. 31, 2008 and April 30, 2008 respectively                        2,500              2,500
  Additional paid-in capital                                                 30,000             30,000
  Deficit accumulated during Development stage                              (35,495)           (24,875)
                                                                           --------           --------
TOTAL STOCKHOLDERS' EQUITY                                                   (2,995)             7,625
                                                                           --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                             $  5,736           $ 16,356
                                                                           ========           ========


                        See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                                                        December 27, 2006
                                          Three Mos.       Three Mos.       Six Mos.        Six Mos.       (inception)
                                            Ended            Ended           Ended           Ended           through
                                          October 31,      October 31,     October 31,     October 31,      October 31,
                                             2008             2007            2008            2007             2008
                                          ----------       ----------      ----------      ----------       ----------
REVENUES
  Revenues                                $       --       $       --      $       --      $       --       $       --
                                          ----------       ----------      ----------      ----------       ----------

TOTAL REVENUES                                    --               --

GENERAL & ADMINISTRATIVE EXPENSES              6,832            2,073          10,619           8,142           35,495
                                          ----------       ----------      ----------      ----------       ----------

TOTAL GENERAL & ADMINISTRATIVE EXPENSES       (6,832)          (2,073)        (10,619)         (8,142)         (35,495)
                                          ----------       ----------      ----------      ----------       ----------

NET INCOME (LOSS)                         $   (6,832)      $   (2,073)     $  (10,619)     $   (8,142)      $  (35,495)
                                          ==========       ==========      ==========      ==========       ==========

BASIC EARNINGS PER SHARE                  $    (0.00)      $    (0.00)     $    (0.00)     $    (0.01)
                                          ==========       ==========      ==========      ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                 2,500,000        1,590,870       2,500,000       1,545,435
                                          ==========       ==========      ==========      ==========


                        See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
           From December 27, 2006 (Inception) through October 31, 2008
--------------------------------------------------------------------------------

                                                                                Deficit
                                                                              Accumulated
                                                   Common        Additional     During
                                    Common         Stock          Paid-in     Development
                                    Stock          Amount         Capital        Stage          Total
                                    -----          ------         -------        -----          -----
BALANCE, DECEMBER 27, 2006               --       $    --       $     --      $      --       $     --

Stock issued for cash on
 December 27, 2006 @ $0.005
 per share                        1,500,000         1,500          6,000             --          7,500

Net loss, April 30, 2007                                                         (7,631)        (7,631)
                                 ----------       -------       --------      ---------       --------

BALANCE, APRIL 30, 2007           1,500,000         1,500          6,000         (7,631)          (131)
                                 ==========       =======       ========      =========       ========
Stock issued for cash
 on Oct 10, 2007 @$0.025             80,000            80          1,920                         2,000
Stock issued for cash
 on Oct 19, 2007 @$0.025             80,000            80          1,920                         2,000
Stock issued for cash
 on Oct 22, 2007 @$0.025             80,000            80          1,920                         2,000
Stock issued for cash
 on Oct 24, 2007 @$0.025             60,000            60          1,440                         1,500
Stock issued for cash
 on Oct 26, 2007 @$0.025             40,000            40            960                         1,000
Stock issued for cash
 on Oct 31, 2007 @$0.025             40,000            40            960                         1,000
Stock issued for cash
 on Nov 1, 2007 @$0.025              80,000            80          1,920                         2,000
Stock issued for cash
 on Dec. 4, 2007 @$0.025            540,000           540         12,960                        13,500

Net loss, April 30, 2008                                                        (17,244)       (17,244)
                                 ----------       -------       --------      ---------       --------

BALANCE, APRIL 30, 2008           2,500,000         2,500         30,000        (24,875)         7,625
                                 ==========       =======       ========      =========       ========

Net loss, July 31, 2008                                                          (3,788)        (3,788)
                                 ----------       -------       --------      ---------       --------

BALANCE, JULY 31, 2008            2,500,000         2,500         30,000        (28,663)         3,837
                                 ==========       =======       ========      =========       ========

Net loss, October 31, 2008                                                       (6,832)        (6,832)
                                 ----------       -------       --------      ---------       --------

BALANCE, OCTOBER 31, 2008         2,500,000       $ 2,500       $ 30,000      $ (35,495)      $ (2,995)
                                 ==========       =======       ========      =========       ========

                        See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                                   December 27, 2006
                                                                  Six Mos.           Six Mos.         (inception)
                                                                   Ended              Ended             through
                                                                 October 31,        October 31,        October 31,
                                                                    2008               2007               2008
                                                                  --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $(10,619)          $ (8,142)          $(35,495)
  Adjustments to reconcile net loss to net cash                         (1)
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Increase (Decrease) in Loans from Director                          --              8,100              8,731
                                                                  --------           --------           --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      (10,620)               (42)           (26,764)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES           --                 --                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                              --                380              2,500
  Additional paid-in capital                                            --              9,120             30,000
                                                                  --------           --------           --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES           --              9,500             32,500
                                                                  --------           --------           --------

NET INCREASE (DECREASE) IN CASH                                    (10,620)             9,458              5,736

CASH AT BEGINNING OF PERIOD                                         16,356                500                 --
                                                                  --------           --------           --------

CASH AT END OF YEAR                                               $  5,736           $  9,958           $  5,736
                                                                  ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                        $     --           $     --           $     --
                                                                  ========           ========           ========
  Income Taxes                                                    $     --           $     --           $     --
                                                                  ========           ========           ========


                        See Notes to Financial Statements

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                October 31, 2008
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Canusa Capital Corp. (the Company) was incorporated on December 27, 2006 under the laws of the State of Delaware. The Company is beneficial owner of Dap 1-4 Mineral Claims, North Paymaster Canyon Area, Esmeralda County, Nevada, USA. The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. Upon the location of commercially mineable reserves, the Company plans to prepare for mineral extraction and enter the development stage.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial Statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

PRO FORMA COMPENSATION EXPENSE

No stock options have been issued by Canusa Capital Corp. Accordingly, no pro forma compensation expense is reported in these financial statements.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                October 31, 2008
--------------------------------------------------------------------------------

charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other that temporary in nature.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

NOTE 3 - PROVISION FOR INCOME TAXES

The provision for income taxes for the period ended October 31, 2008 represents the minimum state income tax expense of the Company, which is not considered significant.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                October 31, 2008
--------------------------------------------------------------------------------

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes--An Interpretation of FASB Statement No. 109" (FIN
48). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements. FIN 48 requires companies to determine whether it is "more likely than not" that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. It also provides guidance on the recognition, measurement and classification of income tax uncertainties, along with any related interest and penalties. FIN 48 will also require significant additional disclosures. This Interpretation will be effective for fiscal years beginning after December 15, 2006. We will implement this Interpretation in the first quarter of 2007 on a prospective basis. We are currently evaluating the potential impact this Interpretation will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS
157), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by us beginning in the first quarter of 2008. We are currently evaluating the potential impact this standard may have on our financial position and results of operations, but do not believe the impact of the adoption will be material.

In September 2006, the SEC staff issued Staff Accounting Bulletin (SAB) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 was issued in order to eliminate the diversity of practice in how public companies quantify misstatements of financial statements, including misstatements that were not material to prior years' financial statements. We will initially apply the provisions of SAB 108 in connection with the preparation of our annual financial statements for the year ending December 31, 2006. We have evaluated the potential impact SAB 108 may have on our financial position and results of operations and do not believe the impact of the application of this guidance will be material.

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                October 31, 2008
--------------------------------------------------------------------------------

NOTE 6 - GOING CONCERN

Future issuances of the company's equity or debt securities will be required in order for the company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $ 35,495 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

Athanasios Tsiodras, Director and Janet Janes, President of the Company may, in the future, become involved in other business opportunities as they become available, thus they may face a conflict in selecting between the Company and their other business opportunities. The company has not formulated a policy for the resolution of such conflicts.

While the company is seeking additional capital, Mr. Tsiodras has advanced funds to the company to pay for any costs incurred by it. These funds are interest free. The balance due Mr. Tsiodras was $ 8,731 on October 31, 2008.

NOTE 8 - STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

                              Canusa Capital Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                October 31, 2008
--------------------------------------------------------------------------------

On December 27, 2006 the Company issued a total of 1,500,000 shares of common stock to one director for cash in the amount of $0.005 per share for a total of $7,500.

On January 31, 2008, the Company issued a total of 1,000,000 shares of common stock for cash in the amount of $0.025 per share for a total of $ 25,000.

As of October 31, 2008 the Company had 2,500,000 shares of common stock issued and outstanding.

NOTE 9 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of October 31, 2008:

Common stock, $0.001 par value: 100,000,000 shares authorized; 2,500,000 shares issued and outstanding.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

          Expenses(1)                          US($)
          -----------                       ---------
     SEC Registration Fee                   $    2.68
     Transfer Agent Fees                    $  500.00
     Accounting Fees and Expenses           $2,500.00
     Legal Fees                             $1,500.00
     Miscellaneous                          $  497.32
                                            ---------
     TOTAL                                  $   5,000
                                            =========

----------
(1)  All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Canusa Capital Corp's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is property under the circumstances if he/she has met the applicable standard of conduct set forth in the Delaware General Corporation Law.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Canusa Capital Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commission was paid in connection with the sale of any securities.

We issued 1,500,000 shares of common stock on December 27, 2006 to Athanasios Tsiodras, our director. These shares were issued pursuant to Section 4(2) of the Securities Act at a price of $0.005 per share, for total proceeds of $7,500. The 1,500,000 shares of common stock are restricted shares as defined in the Securities Act.

On January 31, 2008, the Company issued a total of 1,000,000 shares of common stock for cash in the amount of $0.025 per share for a total of $ 25,000 pursuant to a Registration Statement on Form SB-2 that was declared effective on July 11, 2007. The offering was completed on November 30, 2007.

ITEM 16. EXHIBITS

     Exhibit
     Number              Description of Exhibits
     ------              -----------------------
       3.1               Articles of Incorporation. *

       3.2               By-Laws *

       5.0               Opinion re: Legality *

      23.1               Consent of Counsel (See Exhibit 5) *

      23.2               Consent of Independent Auditor

      23.3               Consent of Professional Geologist *

      99.1               Subscription Agreement *

      99.2               Geology Report *

----------
* Filed Previously

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;
     (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424 (b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this amendment to Form Sb-2 on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Cathedral City, CA on January 12, 2009.

                               CANUSA CAPITAL CORP.


                               By: /s/ Janet Janes
                                   -----------------------------------------
                                   JANET JANES
                                   President, Secretary and Treasurer
                                   Chief Executive Officer, Chief Financial
                                   Officer, Principal Accounting Officer and
                                   and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

              Signature                                   Title                            Date
              ---------                                   -----                            ----
/s/ Janet Janes                          President, Secretary and Treasurer            January 12, 2009
------------------------------           Chief Executive Officer, Chief
JANET JANES                              Financial Officer, Principal Accounting
                                         Officer and Director


/s/ Athanasios Tsiodras                  Director                                      January 12, 2009
------------------------------
ATHANASIOS TSIODRAS